Exhibit 10.1

LIMITED CONSENT, WAIVER AND FIRST AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

This LIMITED CONSENT, WAIVER AND FIRST AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this “Amendment”), dated as of June 15, 2021, by and among REPAY HOLDINGS CORPORATION, a Delaware corporation (“Parent”), HAWK PARENT HOLDINGS LLC, a Delaware limited liability company (the “Borrower”), the other Loan Parties signatory hereto, the Lenders (as defined below) signatory hereto and TRUIST BANK, in its capacity as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, Parent, the Borrower, the other Loan Parties party thereto from time to time, the several banks and other financial institutions from time to time party thereto (the “Lenders”) and the Administrative Agent are parties to that certain Amended and Restated Revolving Credit Agreement, dated as of February 3, 2021 (as amended, restated, amended and restated, supplemented and/or modified prior to the date hereof and from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement, as amended hereby), pursuant to which the Lenders have made and will make certain financial accommodations available to the Borrower;

WHEREAS, on May 7, 2021, Parent and certain of its Subsidiaries entered into the Beckham Merger Agreement, pursuant to which Parent shall, through one or more of its Subsidiaries, acquire all of the issued and outstanding limited liability company interests and units of BT Intermediate, LLC, a Delaware limited liability company; and

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent (i) consent to the consummation of the Beckham Acquisition and the transactions contemplated to occur in connection therewith pursuant to the terms of, and as contemplated by, the Beckham Merger Agreement, (ii) waive certain Events of Default occurring prior to the date hereof in connection with actions undertaken in contemplation of, and to facilitate, the Beckham Acquisition and (iii) amend certain provisions of the Credit Agreement as set forth herein, and subject to the terms and conditions hereof, the Lenders signatory hereto (constituting Required Lenders) and the Administrative Agent are willing to do so.

NOW THEREFORE, in consideration of the premises, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.Limited Consent and Waiver.  Upon satisfaction or waiver of the conditions set forth in Section 4 of this Amendment, the Lenders signatory hereto hereby (a) consent to the consummation of the Beckham Acquisition and the transactions contemplated to occur in connection therewith pursuant to the terms of, and as contemplated by, the Beckham Merger Agreement and (b) waive any Event of Default occurring prior to the date hereof in connection with actions undertaken in contemplation of, and to facilitate, the Beckham Acquisition.

2.Amendments to Credit Agreement.  Subject to the satisfaction or waiver of the conditions set forth in Section 4 of this Amendment, the Credit Agreement is hereby amended as follows:

(a)Section 1.1 of the Credit Agreement is hereby amended by amending and restating the definition of “Change in Control” in its entirety as follows:

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“Change in Control” shall mean the occurrence of one or more of the following events: (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) but excluding any employee benefit plan of such person or its Subsidiaries and any person or entity acting in its capacity as a trustee, agent or other fiduciary or administrator of any such plan, is or shall at any time become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of 35% or more on a fully diluted basis of the voting interests (for the election of directors or other similar governing body) in Parent’s Capital Stock, (ii)(A) if Parent owns and controls, directly, beneficially and of record, 100% of the Capital Stock of Beckham Parent, Parent and Beckham Parent cease to jointly own and control, directly, beneficially and of record 100% of the voting Capital Stock of the Borrower and (B) if Parent does not own and control, directly, beneficially and of record 100% of the Capital Stock of Beckham Parent or if Beckham Parent shall cease to exist, Parent ceases to own and control, directly, beneficially and of record, 100% of the voting Capital Stock of the Borrower, or (iii) any “change in control” (or equivalent concept) shall occur under any Material Indebtedness.

(b)Section 1.1 of the Credit Agreement is hereby amended by adding the following new definitions in the appropriate alphabetical order:

“Beckham Acquisition” shall mean the acquisition of all of the issued and outstanding limited liability company interests and units of BT Intermediate pursuant to the terms of the Beckham Merger Agreement.

“Beckham Acquisition Sub” shall mean Beckham Acquisition LLC, a Delaware limited liability company.

“Beckham Parent” shall mean (i) if the Beckham Seller elects to deliver a “Tax Election” as described in Section 2.1(c) of the Beckham Merger Agreement (and, as a result, Beckham Merger Sub does not merge with and into Beckham Acquisition Sub), BT Intermediate and (ii) if the Beckham Seller elects not to deliver a “Tax Election” as described in Section 2.1(c) of the Beckham Merger Agreement (and, as a result Beckham Merger Sub merges with and into Beckham Acquisition Sub), Beckham Acquisition Sub.

“Beckham Merger Agreement” shall mean that certain Agreement and Plan of Merger, dated as of May 7, 2021, by and among BT Intermediate, Parent, Beckham Acquisition Sub, Beckham Merger Sub and Beckham Seller, together with the exhibits and disclosure schedules thereto, and as amended, supplemented or otherwise modified.

“Beckham Merger Sub” shall mean Beckham Merger Sub LLC, a Delaware limited liability company.

“Beckham Seller” shall mean Beckham Parent, L.P., a Delaware limited partnership (f/k/a BillingTree Parent, L.P.).

“BT Intermediate” shall mean BT Intermediate, LLC, a Delaware limited liability company.

(c)Section 5.12(a) of the Credit Agreement is hereby amended by amending and restating clause (iii) appearing in the first sentence of such Section in its entirety as follows:

(iii) to deliver all such other documentation (including, without limitation, certified Organization Documents, resolutions, lien searches and customary legal opinions) and to take all such other actions as such Subsidiary would have been required to deliver and take on the Closing Date if such Subsidiary had been a Loan Party on the Closing Date, in every such case to the extent reasonably requested by the Administrative Agent.

(d)Section 7.3(a) of the Credit Agreement is hereby amended by inserting the following new sentence at the end of such Section:

Notwithstanding the foregoing, Beckham Parent shall be permitted at any time to merge into or consolidate into any Loan Party, or liquidate or dissolve, so long as any Capital Stock of the Borrower owned or controlled by Beckham Parent is transferred to Parent and any other material assets of Beckham Parent are transferred to one or more Loan Parties, in each case, through one or more transactions.

(e)Section 7.5 of the Credit Agreement is hereby amended by (i) deleting the “and” appearing at the end of Section 7.5(k), (ii) replacing the “.” appearing at the end of Section 7.5(l) with “; and” and (iii) inserting the following new Section 7.5(m) immediately after Section 7.5(l):

(m)the distribution to Parent of cash proceeds to facilitate the consummation of the Beckham Acquisition pursuant to the terms of the Beckham Merger Agreement.

(f)Section 7.14 of the Credit Agreement is hereby amended by amending and restating such section in its entirety as follows:

Section 7.14Holding Company Restrictions. None of Parent nor Beckham Parent will incur any material liabilities or obligations, own or acquire any material assets, permit any material Lien to exist on its assets or engage itself in any operations or business, other than (a) activities and contractual rights incidental to maintenance of its corporate or organizational existence in compliance with applicable law, including the ability to incur and pay fees, costs and expenses relating to such maintenance, (b) the issuance of its Capital Stock to its shareholders, (c) the making of Restricted Payments, (d)(i) the ownership of the Capital Stock of the Borrower, the making of contributions to the capital of the Borrower, and incidental business or operations related thereto or to any Person that has merged, amalgamated or consolidated with the Borrower, (ii) solely with respect to Parent, the ownership of the Capital Stock of Beckham Parent, the making of contributions to the capital of Beckham Parent, and incidental business or operations related thereto or to any Person that has merged, amalgamated or consolidated with Beckham Parent, and (iii) solely with respect to Parent, the formation of Beckham Merger Sub and Beckham Acquisition Sub in contemplation of the Beckham Acquisition, the ownership of the Capital Stock of Beckham Merger Sub and Beckham Acquisition Sub prior to the consummation of the transactions contemplated to occur in connection with the Beckham Acquisition, the making of contributions to the capital of Beckham Merger Sub and Beckham Acquisition Sub, and incidental business or operations related thereto or to any Person that has merged, amalgamated or consolidated with Beckham Merger Sub or Beckham Acquisition Sub, (e) the filing of registration statements, and compliance with applicable reporting and other obligations, under federal, state or other securities laws, (f) the performance of obligations under and compliance with its Organization Documents, or any applicable law, ordinance, regulation, rule, order, judgment, decree or permit, including as a result of or in connection with the activities of its Subsidiaries, (g) the entry into, and performance of its obligations with respect to, indemnification arrangements with officers, directors, employees, managers, partners, consultants or independent contractors of Parent or any of its Subsidiaries or in any other contractual agreement, including equity incentive plans and the Tax Receivables Agreement, (h) the incurrence and payment of its operating and business expenses incidental to a holding company and any Taxes for which it may be liable (including reimbursement to Affiliates for such expenses paid on its behalf), (i) the execution and delivery of, and the incurrence of any Indebtedness or guarantee obligations under, and the granting of any Liens, as applicable, under any Loan Documents and any documents governing or evidencing any Incremental Equivalent Debt, any Permitted Ratio Debt (including, solely with respect to Parent, any Convertible Bond Indebtedness), or any Credit Agreement Refinancing Indebtedness to which it is a party and the performance of its obligations thereunder and other related agreements contemplated hereby or thereby, (j) Indebtedness in respect of netting services or overdraft protections in connection with deposit accounts and other cash management obligations, in each case solely to the extent incurred in the ordinary course of business, (k) Liens permitted hereunder (as if any reference to any Loan Party were a reference to Parent or Beckham Parent, as applicable) that are not consensual, (l) solely with respect to the Parent, the execution and delivery of, and performance of, any Capped Call Transactions, Convertible Bond Hedge Transactions and Warrant Transactions entered into as a part of, or in connection with, an issuance of such Convertible Bond Indebtedness and other related agreements contemplated thereby, (m) any transaction between or among Loan Parties expressly permitted under this Article VII, including (i) holding any cash, Permitted Investments or property received in connection with any payment permitted to made by the Borrower or any other Restricted Subsidiary in accordance with Section 7.12 pending application thereof by Parent in the manner contemplated by Section 7.12 and (ii) the provision of Guarantees in the ordinary course of business in respect of obligations of the Borrower or any Subsidiaries to suppliers, customers, franchisees, lessors, licensees, sublicensees or distribution partners, provided for the avoidance of doubt, that such Guarantees shall not be in respect of Indebtedness for borrowed money, (n) the execution and delivery of, and performance of obligations under, the Beckham Merger Agreement and other related agreements contemplated thereby, and (o) legal, Tax, accounting and administrative matters in connection with any of the foregoing.

3.No Other Consents, Waivers or Amendments.  The execution, delivery and effectiveness of this Amendment shall not, except as provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders under the Credit Agreement or any of the other Loan Documents, nor constitute a consent to or waiver of any provision of the Credit Agreement or any of the other Loan Documents.  Except for the consents, waivers and amendments set forth above, the text of the Credit Agreement and all other Loan Documents shall remain unchanged and in full force and effect and each Loan Party hereby ratifies and confirms its respective obligations thereunder.  Except as expressly provided herein, this Amendment shall not constitute a modification of the Credit Agreement or a course of dealing with the Administrative Agent or the Lenders at variance with the Credit Agreement such as to require further notice by the Administrative Agent or the Lenders to require strict compliance with the terms of the Credit Agreement and the other Loan Documents in the future.  Nothing in this Amendment is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any of the Obligations or to modify, affect or impair the perfection or continuity of the Administrative Agent’s or the Secured Parties’ security interests in, security titles to, or other Liens on, any Collateral for the Secured Obligations.

4.Conditions on Effectiveness.  This Amendment shall become effective as of the date hereof when, and only when, each of the following conditions has been met or duly waived by the Required Lenders, in writing:

(a)	Receipt by the Administrative Agent of counterparts of this Amendment duly executed by the Borrower, each Guarantor, Required Lenders and the Administrative Agent;

(b)

The Beckham Acquisition shall be consummated substantially concurrently with the closing this Amendment in accordance with the Beckham Merger Agreement, without alteration, amendment or other change, supplement or modification of the Beckham Merger Agreement since execution thereof except for waivers of conditions that are not materially adverse to the Lenders or as otherwise approved in writing by the Administrative Agent; and

(c)

To the extent invoiced at least two (2) Business Days prior to the date hereof, the Borrower shall have paid all reasonable and documented out-of-pocket costs and expenses and fees due and payable on or prior to the date hereof under the Credit Agreement or this Amendment.

For the purpose of determining satisfaction of the conditions specified in this Section 4, each Lender that has signed and delivered this Amendment shall be deemed to have accepted, and to be satisfied with, each document or other matter required hereunder to be acceptable or satisfactory to such Lender.

5.Representations and Warranties.  Each Loan Party represents and warrants that (i) each Loan Party has taken all necessary action to authorize it to execute, deliver and perform its obligations under this Amendment in accordance with the terms hereof and to consummate the transactions contemplated hereby, (ii) immediately after giving effect to this Amendment, (x) no Default or Event of Default exists and (y) all representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties are be true and correct in all respects) and (iii) this Amendment has been duly executed and delivered by the Loan Parties, and is the legal, valid and binding obligation of each Loan Party, enforceable in accordance with its terms except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

6.Acknowledgment of Perfection of Security Interests.  Each Loan Party hereby acknowledges that, as of the date hereof, the security interests and liens granted to the Administrative Agent, for the benefit of the Secured Parties, under the Credit Agreement and the other Loan Documents are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Credit Agreement and the other Loan Documents, in each case, to the same extent as on the date such Loan Party became a party to the Guaranty and Security Agreement.

7.Governing Law.  This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

8.Loan Document.  This Amendment shall be deemed to be a Loan Document for all purposes.

9.Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.  This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors in titles, and assigns.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:

HAWK PARENT HOLDINGS LLC

By:   /s/ Timothy Murphy

Name:  Timothy Murphy

Title: Chief Financial Officer

OTHER LOAN PARTIES:

HAWK INTERMEDIATE HOLDINGS LLC
HAWK BUYER HOLDINGS LLC
REPAY HOLDINGS, LLC
M&A VENTURES, LLC
SIGMA ACQUISITION LLC
WILDCAT ACQUISITION LLC
MARLIN ACQUIRER LLC
REPAY MANAGEMENT SERVICES LLC
TRISOURCE SOLUTIONS, LLC
MESA ACQUIRER, LLC
CDT TECHNOLOGIES, LTD.
VIKING GP HOLDINGS, LLC
CPAYPLUS, LLC
CUSTOM PAYMENT SYSTEMS, LLC
CPS PAYMENT SERVICES, LLC
MEDIA PAYMENTS, LLC
REPAY HOLDINGS CORPORATION

By:    /s/ Timothy Murphy

Name: Timothy Murphy

Title: Chief Financial Officer

REPAY MANAGEMENT HOLDCO INC.

By:   /s/ Timothy Murphy

Name: Timothy Murphy

Title: Treasurer and Secretary

Signature Page to Limited Consent, Waiver and

First Amendment to Amended and Restated Revolving Credit Agreement

ADMINISTRATIVE AGENT AND LENDERS:

TRUIST BANK, as the Administrative Agent and a Lender

By: /s/ Cynthia Burton

Name: Cynthia Burton

Title: Director

Barclays Bank PLC, as a Lender

By:/s/ May Huang

Name: May Huang

Title: Assistant Vice President

Regions Bank, as a Lender

By:/s/ Stephanie Herndon

Name: Stephanie Herndon

Title: Vice President

BMO Harris Bank, N.A., as a Lender

By:/s/ Brian J. Doyle

Name: Brian J. Doyle

Title: Vice President

Fifth Third Bank, National Association, as a Lender

By:/s/ Dan Komitor

Name: Dan Komitor

Title: Managing Director

Signature Page to Limited Consent, Waiver and

First Amendment to Amended and Restated Revolving Credit Agreement

CREDIT SUISSE AG, Cayman Islands Branch, as a Lender

By:/s/ William O’Daly

Name: William O’Daly

Title: Authorized Signatory

By:/s/ Andrew Maletta

Name: Andrew Maletta

Title: Authorized Signatory

Citibank, N.A., as a Lender

By:/s/ Marma Donskaya

Name: Marma Donskaya

Title: Vice President

Signature Page to Limited Consent, Waiver and

First Amendment to Amended and Restated Revolving Credit Agreement